                                                                     EXHIBIT 4.5

================================================================================

                     ALESTRA, S. de R.L. de C.V., as Issuer


                                       and


                        THE BANK OF NEW YORK, as Trustee


                              _____________________


                                    INDENTURE

                               Dated as of    , 2003


                              ____________________


                                   $ ,000,000

                          Senior Step-Up Notes due 2008

================================================================================

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
PARTIES............................................................................................   1
RECITALS...........................................................................................   1

                                              ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.     Definitions......................................................................   1
                  -----------
Section 1.02.     Other Definitions................................................................  18
                  -----------------
Section 1.03.     Rules of Construction............................................................  19
                  ---------------------
Section 1.04.     Form of Documents Delivered to Trustee...........................................  19
                  --------------------------------------
Section 1.05.     Acts of Holders..................................................................  19
                  ---------------
Section 1.06.     Notices, etc., to the Trustee and the Company....................................  20
                  ---------------------------------------------
Section 1.07.     Notice to Holders; Waiver........................................................  20
                  -------------------------
Section 1.08.     Conflict with Trust Indenture Act................................................  21
                  ---------------------------------
Section 1.09.     Effect of Headings and Table of Contents.........................................  21
                  ----------------------------------------
Section 1.10.     Successors and Assigns...........................................................  21
                  ----------------------
Section 1.11.     Separability Clause..............................................................  21
                  -------------------
Section 1.12.     Benefits of Indenture............................................................  21
                  ---------------------
Section 1.13.     Governing Law....................................................................  21
                  -------------
Section 1.14.     Consent to Jurisdiction and Service of Process...................................  21
                  ----------------------------------------------
Section 1.15.     Translations of This Indenture...................................................  22
                  ------------------------------
Section 1.16.     No Recourse Against Others.......................................................  22
                  --------------------------
Section 1.17.     Independence of Covenants........................................................  22
                  -------------------------
Section 1.18.     Exhibits.........................................................................  23
                  --------
Section 1.19.     Counterparts.....................................................................  23
                  ------------
Section 1.20.     Duplicate Originals..............................................................  23
                  -------------------

                                              ARTICLE TWO
                                               NOTE FORMS

Section 2.01.     Form and Dating..................................................................  23
                  ---------------

                                             ARTICLE THREE
                                               THE NOTES

Section 3.01.     Title and Terms..................................................................  23
                  ---------------
Section 3.02.     Registrar and Paying Agent.......................................................  24
                  --------------------------
Section 3.03.     Execution and Authentication.....................................................  24
                  ----------------------------
Section 3.04.     Temporary Notes..................................................................  25
                  ---------------
Section 3.05.     Transfer and Exchange............................................................  25
                  ---------------------
Section 3.06.     Mutilated, Destroyed, Lost and Stolen Notes......................................  26
                  -------------------------------------------
Section 3.07.     Payment of Interest; Interest Rights Preserved...................................  26
                  ----------------------------------------------
Section 3.08.     Persons Deemed Owners............................................................  27
                  ---------------------
Section 3.09.     Cancellation.....................................................................  27
                  ------------
Section 3.10.     Computation of Interest..........................................................  27
                  -----------------------
Section 3.11.     Legal Holidays...................................................................  27
                  --------------
Section 3.12.     CUSIP and CINS Numbers...........................................................  27
                  ----------------------


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
Section 3.13.       Paying Agent To Hold Money in Trust.............................................. 28
                    -----------------------------------
Section 3.14.       Treasury Notes................................................................... 28
                    --------------
Section 3.15.       Deposits of Monies............................................................... 28
                    ------------------
Section 3.16.       Book-Entry Provisions for Global Notes........................................... 28
                    ---------------------------------------

                                            ARTICLE FOUR
                                 DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01.       Company's Option To Effect Defeasance or Covenant Defeasance..................... 29
                    ------------------------------------------------------------
Section 4.02.       Defeasance and Discharge......................................................... 30
                    ------------------------
Section 4.03.       Covenant Defeasance.............................................................. 30
                    -------------------
Section 4.04.       Conditions to Defeasance or Covenant Defeasance.................................. 30
                    ------------------------------------------------
Section 4.05.       Deposited Money and U.S. Government Obligations To Be Held in
                    --------------------------------------------------------------
                      Trust; Other Miscellaneous Provisions.........................................  32
                      --------------------------------------
Section 4.06.       Reinstatement.................................................................... 32
                    -------------

                                            ARTICLE FIVE
                                       DEFAULTS AND REMEDIES

Section 5.01.       Events of Default................................................................ 33
                    -----------------
Section 5.02.       Acceleration of Maturity Rescission and Annulment................................ 34
                    --------------------------------------------------
Section 5.03.       Collection of Indebtedness and Suits for Enforcement by Trustee.................. 34
                    ----------------------------------------------------------------
Section 5.04.       Trustee May File Proofs of Claims................................................ 35
                    ---------------------------------
Section 5.05.       Trustee May Enforce Claims Without Possession of Notes........................... 35
                    -------------------------------------------------------
Section 5.06.       Application of Money Collected................................................... 36
                    ------------------------------
Section 5.07.       Limitation on Suits.............................................................. 36
                    -------------------
Section 5.08.       Unconditional Right of Holders To Receive Principal, Premium and
                    -----------------------------------------------------------------
                       Interest...................................................................... 37
                       --------
Section 5.09.       Restoration of Rights and Remedies............................................... 37
                    ----------------------------------
Section 5.10.       Rights and Remedies Cumulative................................................... 37
                    ------------------------------
Section 5.11.       Delay or Omission Not Waiver..................................................... 37
                    ----------------------------
Section 5.12.       Control by Majority.............................................................. 37
                    -------------------
Section 5.13.       Waiver of Past Defaults.......................................................... 37
                    -----------------------
Section 5.14.       Undertaking for Costs............................................................ 38
                    ---------------------
Section 5.15.       Waiver of Stay, Extension or Usury Laws.......................................... 38
                    ----------------------------------------

                                              ARTICLE SIX
                                              THE TRUSTEE

Section 6.01.       Certain Duties and Responsibilities.............................................. 38
                    -----------------------------------
Section 6.02.       Notice of Defaults............................................................... 39
                    ------------------
Section 6.03.       Certain Rights of Trustee........................................................ 39
                    -------------------------
Section 6.04.       Trustee Not Responsible for Recitals, Dispositions of Notes or
                      Application of Proceeds Thereof................................................ 40
                      --------------------------------
Section 6.05.       Trustee and Agents May Hold Notes; Collections; Etc.............................. 40
                    ----------------------------------------------------
Section 6.06.       Money Held in Trust.............................................................. 40
                    -------------------
Section 6.07.       Compensation and Indemnification of Trustee and Its Prior Claim.................. 41
                    ----------------------------------------------------------------
Section 6.08.       Conflicting Interests............................................................ 41
                    ---------------------
Section 6.09.       Corporate Trustee Required; Eligibility.......................................... 42
                    ----------------------------------------

Section 6.10.       Resignation and Removal; Appointment of Successor Trustee........................ 42
                    ----------------------------------------------------------
Section 6.11.       Acceptance of Appointment by Successor........................................... 43
                    ---------------------------------------
Section 6.12.       Merger, Conversion, Amalgamation, Consolidation or Succession to
                    ----------------------------------------------------------------
                      Business....................................................................... 43
                      ---------

                                             ARTICLE SEVEN
                           HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01.       Preservation of Information; Company To Furnish Trustee Names and
                    ------------------------------------------------------------------
                      Addresses of Holders........................................................... 44
                      ---------------------
Section 7.02.       Communications of Holders........................................................ 44
                    -------------------------
Section 7.03.       Reports by Trustee............................................................... 44
                    ------------------
Section 7.04.       Reports by Company............................................................... 44
                    ------------------

                                             ARTICLE EIGHT
                              CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

Section 8.01.       Company May Consolidate, etc., Only on Certain Terms............................. 45
                    ----------------------------------------------------
Section 8.02.       Successor Substituted............................................................ 46
                    ----------------------
Section 8.03.       Consent and Approval of Merger or Consolidation.................................. 46
                    ------------------------------------------------

                                              ARTICLE NINE
                                  SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01.       Supplemental Indentures, Agreements and Waivers Without Consent of
                    ------------------------------------------------------------------
                      Holders........................................................................ 46
                      --------
Section 9.02.       Supplemental Indentures, Agreements and Waivers with Consent of
                    ---------------------------------------------------------------
                      Holders........................................................................ 47
                      -------
Section 9.03.       Execution of Supplemental Indentures, Agreements and Waivers..................... 47
                    ------------------------------------------------------------
Section 9.04.       Effect of Supplemental Indentures................................................ 48
                    ---------------------------------
Section 9.05.       Conformity with Trust Indenture Act.............................................. 48
                    -----------------------------------
Section 9.06.       Reference in Notes to Supplemental Indentures.................................... 48
                    ---------------------------------------------
Section 9.07.       Record Date...................................................................... 48
                    -----------
Section 9.08.       Revocation and Effect of Consents................................................ 48
                    ---------------------------------

                                              ARTICLE TEN
                                               COVENANTS

Section 10.01.      Payment of Principal, Premium and Interest....................................... 48
                    ------------------------------------------
Section 10.02.      Maintenance of Office or Agency.................................................. 49
                    -------------------------------
Section 10.03.      [Reserved]....................................................................... 49
Section 10.04.      Corporate Existence.............................................................. 49
                    -------------------
Section 10.05.      Payment of Taxes and Other Claims................................................ 49
                    ---------------------------------
Section 10.06.      Maintenance of Properties........................................................ 49
                    -------------------------
Section 10.07.      Insurance........................................................................ 50
                    ---------
Section 10.08.      Books and Records................................................................ 50
                    -----------------
Section 10.09.      Additional Amounts............................................................... 50
                    ------------------
Section 10.10.      Change of Control................................................................ 52
                    -----------------
Section 10.11.      Limitation on Indebtedness....................................................... 54
                    --------------------------
Section 10.12.      Statement by Officers as to Default.............................................. 56
                    -----------------------------------

Section 10.13.     Limitation on Restricted Payments................................................ 56
                   ---------------------------------
Section 10.14.     Limitation on Affiliate Transactions............................................. 58
                   ------------------------------------
Section 10.15.     Limitation on Sales of Assets and Subsidiary Stock............................... 59
                   --------------------------------------------------
Section 10.16.     Limitation on Liens.............................................................. 61
                   -------------------
Section 10.17.     Limitation on Lines of Business.................................................. 61
                   -------------------------------
Section 10.18.     Limitation of Guarantees by Restricted Subsidiaries.............................. 61
                   ----------------------------------------------------
Section 10.19.     Limitation on the Sales or Issuance of Capital Stock of Restricted
                   ------------------------------------------------------------------
                      Subsidiaries.................................................................. 62
                      -------------
Section 10.20.     Limitation on Restrictions on Distributions from Restricted
                   -----------------------------------------------------------
                      Subsidiaries.................................................................. 62
                      -------------
Section 10.21.     Compliance Certificates and Opinions............................................. 63
                   ------------------------------------

                                             ARTICLE ELEVEN
                                       SATISFACTION AND DISCHARGE

Section 11.01.     Satisfaction and Discharge of Indenture.......................................... 64
                   ---------------------------------------
Section 11.02.     Application of Trust Money....................................................... 64
                   --------------------------

                                             ARTICLE TWELVE
                                               REDEMPTION

Section 12.01.     Notices to the Trustee........................................................... 65
                   ----------------------
Section 12.02.     Selection of Notes To Be Redeemed................................................ 65
                   ---------------------------------
Section 12.03.     Notice of Redemption............................................................. 65
                   --------------------
Section 12.04.     Effect of Notice of Redemption................................................... 66
                   ------------------------------
Section 12.05.     Deposit of Redemption Price...................................................... 66
                   ---------------------------
Section 12.06.     Notes Redeemed or Purchased in Part.............................................. 66
                   -----------------------------------
Section 12.07.     Optional Redemption.............................................................. 66
                   -------------------
Section 12.08.     Mandatory Redemption............................................................. 67
                   ---------------------


Exhibit A       -   Form of Note

Exhibit B       -   Form of Legend for Book-Entry Securities

         INDENTURE, dated as of         ,2003, between Alestra, S. de R.L. de
C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of the United Mexican States (the "Company"), as issuer, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issue of Senior Step-Up Notes due 2008 (the "Notes"), of substantially the tenor and amount hereinafter set forth.

         All things necessary have been done to make the Notes, when executed by the Company, and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.01. Definitions.

         "Additional Assets" means (i) telecommunications assets (other than Indebtedness and Capital Stock); (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a telecommunications business.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth in the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 7.04.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 10.13, 10.14 and 10.15 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary; provided, however, that the following shall not constitute Asset Dispositions:
(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary, (B) for purposes of
Section 10.15 only, a disposition that constitutes a Restricted Payment permitted by Section 10.13, (C) exchanges of telecommunications assets for other telecommunications assets where the Fair Market Value (as determined by the Company's Board of Directors) of the telecommunications assets received is at least equal to the Fair Market Value of the telecommunications assets disposed of or, if less, the difference is received in cash and such cash is Net Available Cash, (D) a disposition that is governed by the provisions under Article Eight, (E) a disposition of obsolete, worn-out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets, (F) dispositions with respect to sales of capacity and rights of use in the Company's network,
(G) disposition resulting from the foreclosure of a Permitted Lien; (H) dispositions in connection with the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (I) a sale-leaseback of assets within one year of the acquisition of such assets, (J) the grant of any license of patents, trademarks, registration therefor and other similar intellectual property, (K) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (L) any Equity Offering by the Company, (M) a transaction or series of transactions that results in a Change of Control, (N) the sale or other disposition of Temporary Cash Investments, (O) the sale, conveyance or other transfer of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in connection with a Qualified Receivables Transaction,
(P) a Restricted Payment permitted by or a Permitted Investment that is not prohibited by Section 10.13, or (Q) dispositions of assets with a fair value of less than $1,000,000 in any fiscal year.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bankruptcy Law" means Title 11, United States Code, the Mexican Law of Commercial Reorganizations (Ley de Concursos Mercantiles) or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each day other than Saturday or Sunday which is not a legal holiday in the

United States or Mexico.

         "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, partes sociales, or other equivalents of or interests in (however designated) Equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means the occurrence of any of the following events:

    (i) at any time, other than as a result of a Permitted Merger, (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall become the "beneficial owner" (as defined in Rules l3d-3 and l3d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company and (b) the Permitted Holders beneficially shall own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
(i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

   (ii) whether as a result of a Permitted Merger or not, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or who are designees of the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors then in office;

  (iii) whether as a result of a Permitted Merger or not, AT&T ceases to be the "beneficial owner" (as defined in clause (i) above), directly or indirectly, of 24.5% or more in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Company or otherwise; provided however, that the Series N Limited Voting Rights Stock shall not be included in any calculation of total voting power of the voting equity interests of the Company or any Successor Company for the purposes of this clause (iii) regardless of whether the Permitted Holders hold a number of shares of the Capital Stock of the Company sufficient to allow the Permitted Holders to elect a majority of the directors of the Board of Directors; or

   (iv) other than, in each case, as a result of a Permitted Merger, the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to another Person (in each case other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         "Clearstream" means Clearstream Banking Societe Anonyme, Luxembourg.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "Concession" means the long distance telecommunications concession and the local service concession granted to the Company by the Secretaria de Communicaciones y Transportes.

         "Consolidated Interest Expense" means, for any period, the consolidated interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. Consolidated Interest Expense shall not include amortization of debt issuance cost.

         "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries calculated on a consolidated basis as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such determination (such fiscal quarter being herein called the "most recent fiscal quarter") to (ii) EBITDA for the most recent fiscal quarter (the "Reference Period") for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to "--Certain Covenants--SEC Reports" above multiplied by four; provided, however, that

         (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the end of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been outstanding as of the end of the most recent fiscal quarter and to the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such new Indebtedness had been Incurred and such other Indebtedness had been discharged as of the end of such fiscal quarter,

         (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness that was outstanding as of the end of such fiscal quarter is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis as if such discharge has occurred as of the end of such fiscal quarter and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of Cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

         (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

         (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including by way of merger or consolidation), EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

         (5) if since the beginning of the Reference Period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (to the extent included in calculating consolidated net income):

    (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

   (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

  (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

   (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

         (v)   extraordinary gains (but not losses);

         (vi) any net income to the extent attributable to a Telecommunications Capital Asset Disposition; and

         (vii) the cumulative effect of a change in accounting principles.

              "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at The Bank of New York, 101 Barclay Street, New York, New York 10286, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders.

              "Cumulative Interest Expense" means, at any date of determination, the aggregate amount of Consolidated Interest Expense Incurred by the Company from and after the first day of the fiscal quarter of the Company following the end of the most recent fiscal quarter of the Company preceding the Issue Date to the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made.

              "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed solely to protect such Person against fluctuations in currency values.

              "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator, sindico or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

              "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

              "Default Amount" means all principal, premium, if any, and accrued and unpaid interest in respect of the Notes.

              "Depository" means The Depository Trust Company, its nominees and successors.

              "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the earlier of the Stated Maturity of the Notes and the date on which no Notes remain outstanding.

              "EBITDA" for any period means the (i) sum of Consolidated Net Income, plus Consolidated Interest Expense (to the extent such amount was deducted in calculating Consolidated Net Income) plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income and asset tax expense of the Company and its consolidated Restricted Subsidiaries,
(b) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (c) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (d) foreign exchange losses that are reported below the "operating loss (profit)" (or equivalent) line on the Company's statement of results of operations, (e) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (including monetary losses and equity in losses of Persons that are not Restricted Subsidiaries but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) and (f) other expenses, in each case for such period minus (ii) the sum of the following to the extent increasing Consolidated Net Income: (a) foreign exchange gains that are reported below the "operating loss (profit)" (or equivalent) line on the Company's statement of results of operations, (b) other income and (c) all other non-cash income items of the Company and its consolidated Restricted Subsidiaries (including monetary gains and equity in earnings of Persons that are not Restricted Subsidiaries but excluding any such non-cash item to the extent that it results in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

              "Equity Offering" means any public or private offering by the Company for cash of Capital Stock (other than Disqualified Stock).

              "Euroclear" means Euroclear System.

              "Excess Cash Flow" means for any fiscal year our EBITDA for such fiscal year minus our purchases of real estate and equipment, net cash payments for taxes, cash interest expense payments, any increase in Net Working Capital as measured from the prior fiscal year end to the end of the fiscal year being measured and repayments of principal, plus any decrease in Net Working Capital as measured from the prior fiscal year end to the end of the fiscal year being measured, all calculated in accordance with Mexican GAAP.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Fair Market Value" means, with respect to any asset or property (including Capital Stock), the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

              "GAAP" means generally accepted accounting principles in Mexico as
in effect on             . All ratios and computations shall be computed in
conformity with GAAP applied on a consistent basis and using constant peso calculations.

              "Global Notes" means one or more permanent global notes in registered form.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such other Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

              "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

              "Holder" or "Noteholder" means a person in whose name a Note is registered in the Note Register.

              "Incur" means issue, assume, Guarantee, incur or otherwise become liable for, provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock shall not be deemed the Incurrence of Indebtedness.

              "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

         (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

         (ii)   all Capital Lease Obligations of such Person;

         (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and other monetary obligations to trade creditors existing on the Issue Date);

         (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 20th Business Day following payment on the letter of credit);

         (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (vi)   all obligations of the type referred to in clauses (i) through
(v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

         (vii)  all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

         (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that
(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the amount of the liability in respect thereof determined in accordance with GAAP and (B) Indebtedness shall not include any liability for foreign, Federal, state, local or other taxes. For purposes of calculating the Consolidated Leverage Ratio, the amount of Indebtedness outstanding at any time of determination for Hedging Obligations shall not exceed the amount of net payments due thereunder.

              "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

              "Indenture Obligations" means the obligations of the Company under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes (and any Additional Amounts thereon) when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture and the Notes, according to the terms thereof.

              "Interest," when used with respect to any Note, means the amount of all interest accruing on such Note, including interest accruing subsequent to the occurrence of any events specified in Sections 5.01(viii), (ix) and (x) hereof or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

              "Interest Payment Date" means when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

              "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate floor or cap agreement or other financial agreement or arrangement designed solely to protect such Person against fluctuations in interest rates.

              "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement or other commercially reasonable extension of trade credit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

              "Issue Date" means the date on which the Notes are issued.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

              "Material Adverse Effect" means a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity.

              "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

              "Mexico" means the United Mexican States.

              "Net Available Cash" from an Asset Disposition means payments in cash or cash equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition, (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition and (v) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Cash equal to the amount of such reduction.

              "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

              "Net Working Capital" means, at any date, (a) total current assets minus cash and cash equivalents minus restricted investments of the Company, as of such date minus (b) total current liabilities minus bank loans and notes payable minus current portion of long-term liabilities of the Company as of such date.

              "Notes" shall have the meaning specified in the recitals of this Indenture.

              "Officer" means, with respect to the Company, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

              "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustee.

              "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company and who shall be reasonably acceptable to the Trustee.

              "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

              (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

              (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or such Affiliate shall act as Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

              (c) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03 hereof; and

              (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes (and any Additional Amounts thereon) payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be Outstanding to the extent expressly provided in Article Four.

              "Permitted Holders" means AT&T Corp., AT&T Telecom Mexico Inc., Onexa, S.A. de C.V., Alfa, S.A. de C.V. and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer and their respective Affiliates.

              "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a telecommunications business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a telecommunications business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time outstanding; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 10.15; (ix) Hedging Obligations permitted to be incurred under Section 10.11;
(x) any Person principally engaged in a telecommunications business; provided, however, that the aggregate amount of Investments made pursuant to this clause
(x) shall not exceed $25.0 million at any one time outstanding; and (xi) any Investment by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person, in each case, in connection with a Qualified Receivables Transaction, provided, that the Investment in any person is in the form of a Purchase Money Note, an equity interest or an interest in accounts receivable or contracts receivable generated by the Company or a Re-stricted Subsidiary and transferred to any person in connection with a Qualified Receivables Transaction or any person owning those accounts receivable; and

              "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness permitted to be Incurred pursuant to clause (i) and (ii) of paragraph (b) under Section 10.11;
(g) Liens in favor of the Company; (h) Liens existing on May 17, 1999; (i) Liens on property or shares of Capital Stock of another Person (the "Acquired Person" ) at the time the Acquired Person becomes a Subsidiary of such Person (the "Acquiror") ; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such Acquired Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by the Acquiror or any of its Subsidiaries;
(j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (1) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be, Incurred under Section 10.11, secured by a Lien on the same property as secures such Hedging Obligations; (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i) or
(j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (n) Liens securing accounts receivable and related assets of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; (o) Liens incurred in the ordinary course of business of the Company and its Subsidiaries with respect to obligations that do not exceed $10 million at any one time outstanding; (p) rights of financial institutions to set off and chargeback arising by operation of law; or (q) Liens securing Indebtedness permitted to be Incurred pursuant to clause (xvii) of paragraph (b) of Section 10.11 so long as the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired with such Indebtedness. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 10.15. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

              "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

              "Permitted Merger" means any merger of the Company with another company whose principal business is to provide telecommunications services in Mexico; provided that any consideration, other than the assumption of indebtedness, provided by the Company in connection with such merger is solely in the form of stock or other equity securities, and any such consideration received by the Company's shareholders from the Company, any acquired company or any surviving company for the shareholders' equity securities in connection with such merger is solely in the form of stock or other equity securities of the company with which the Company is merged, any surviving company or any acquiring company.

              "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

              "Prospectus" means the Prospectus dated                 , 2003
pursuant to which the Notes were offered.

              "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

              "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

              "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

              (1) No portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

                  (a) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

                  (b) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or

                  (c) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

              (2) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

              (3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

              Any designation of a Subsidiary of the Company as a Receviables Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

              "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

              "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

              "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, replace, substitute, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such, indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

              "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on May 17, 1999 or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and (iv) if the Indebtedness being refinanced is subordinate or junior to the Notes, such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

              "Regular Record Date" means the Regular Record Date specified in the Notes.

              "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Office including any vice president, assistant vice president, assistant secretary, trust officer or assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

              "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata (or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of equal or greater value) dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),
(iii) the voluntary purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or any purchase, repurchase, redemption or other acquisition or prepayment thereof in connection with any Refinancing thereof permitted by the Indenture) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

              "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

              "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

              "Senior Indebtedness" means with respect to any Person (i) Indebtedness of such Person, whether outstanding on May 17, 1999 or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the applicable Subsidiary Guaranty; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary, (2) any liability for foreign, Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

              "Series N Limited Voting Rights Stock" means any stock of the Company (a) issued pursuant to Article 6 of the bylaws of the Company that is non-ordinary stock with full economic rights and limited voting rights that include only extensions of the duration of the Company, anticipated dissolutions of the Company, changes of corporate purpose of the Company, changes of nationality of the Company, transformation and merger of the Company and (b) which is not used to determine the percentage of foreign ownership for the purposes of the Foreign Investment Law of Mexico.

              "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

              "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

              "Nine Year Note Indenture" means the Indenture dated as of       ,
2003 between the Com-
pany and The Bank of New York pursuant to which the Company issued the Senior Step-Up Notes due 2011.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the redemption or repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Strategic Subordinated Indebtedness" means Indebtedness of the Company which by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) is expressly made subordinate in right of payment to the Notes and (ii) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company's obligations under the Notes; provided, that such Indebtedness may provide for and be repaid at any time pursuant to and in compliance with clause (b)(ii) of Section 10.13.

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on May 17, 1999 or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Telecommunications Capital Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of feasibility studies, dark fiber and/or conduit and components of the conduit system, the proceeds of which are treated as revenues by the Company in accordance with GAAP.

         "Temporary Cash Investments" means any of the following:

     (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

     (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits, aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor,

     (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

     (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-l" (or higher) according to Standard and Poor's Ratings Group,

     (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.,

     (vi) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos) issued by the Mexican government and maturing not more than 180 days after the acquisition thereof,

     (vii) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (vi) above,

     (viii) demand deposit accounts with U.S. banks (or Mexican banks specified in clause (ix) of this definition) maintained in the ordinary course of business, and.

     (ix) certificates of deposit, bank promissory notes and bankers' acceptances denominated in Pesos, maturing not more than 180 days after the acquisition thereof and issued or Guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Instituto de la Proteccion al Ahorro Bancario or any successor thereto.

         "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (i) the product of (A) the aggregate number of outstanding primary shares of common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such person) multiplied by (B) the average closing price of such common stock over the 20 consecutive Business Days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of preferred stock of such Person on such day.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "2011 Notes" means the Senior Indebtedness of the Company issued pursuant to the Nine Year Note Indenture.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, the Company could make a Restricted Payment in an amount equal to the greater of the Fair Market Value and the book value of such Subsidiary under "-- Certain Covenants -- Limitation on Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 10.11 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof. For purposes of the definition of Change of Control only, so long as the Permitted Holders hold a number of shares of Capital Stock of the Company sufficient to allow the Permitted Holders to elect a majority of the directors on the Board of Directors, shares of common stock that are treated as "neutral investment" under Mexican law and provide for voting rights only with respect to a limited number of directors on the Board of Directors, including the Series N Limited Voting Rights Stock, shall be deemed not to constitute Voting Stock.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or equivalent shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

         Section 1.02.  Other Definitions.

                                                            Defined in
         Term                                                 Section

         "Act"                                                  1.05
         "Additional Amounts"                                  10.09
         "Affiliate Transaction"                               10.14
         "Agent Member"                                         3.16
         "Asset Sale Offer"                                    10.15
         "Asset Sale Offer Purchase Date"                      10.15
         "assumed liabilities"                                 10.15
         "Change of Control Date"                              10.10
         "Change of Control Offer"                             10.11
         "Change of Control Payment Date"                      10.11
         "covenant defeasance"                                  4.03
         "Defaulted Interest"                                   3.07
         "defeasance"                                           4.02
         "Defeased Notes"                                       4.01
         "Designation"                                         10.21
         "Event of Default"                                     5.01
         "Excess Proceeds"                                     10.15
         "incur"                                               10.11
         "insolvent person"                                     4.04
         "Note Register"                                        3.05
         "Offer Excess Proceeds"                               10.15
         "Paying Agent" or "Agent"                              3.02
         "Physical Notes"                                       3.03
         "Registrar"                                            3.02
         "Replacement Assets"                                  10.15
         "Revocation"                                          10.21
         "Successor Company"                                    8.01

                                                              Defined in
         Term                                                  Section

         "US Designation Amount"                                10.21

         Section 1.03. Rules of Construction.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America and all references to "pesos" refer to the lawful currency of the United Mexican States; and

         (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

         Section 1.04. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

         Section 1.05. Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 1.06. Notices, etc., to the Trustee and the Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

         (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at the Corporate Trust Office, addressed at The Bank of New York, Global Finance Unit, 101 Barclay Street, New York, New York 10286, or at any other address previously furnished in writing to the Holders and the Company by the Trustee; or

         (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Alestra S. de R.L. de C.V., Ave. Lazaro Cardenas No. 2321, 9th Floor, Col. Residencial San Agustin, San Pedro Garza Garcia N.L. 66260, Mexico, Attention:
Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

         Section 1.07. Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giv-ing such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Section 1.08. Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

         If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         Section 1.09. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.10. Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.11. Separability Clause.

         In case any provision in this Indenture or in the Notes issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.12. Benefits of Indenture.

         Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.13. Governing Law.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 1.14. Consent to Jurisdiction and Service of Process.

         (a) Each of the parties hereto and (by their acceptance of the Notes) the Holders irrevocably consents to the jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof and each of the parties hereto submits to the jurisdiction of their respective corporate domiciles only in respect of any actions or proceedings brought against them hereunder, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Notes. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Additionally, each of the parties hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. Each of the parties hereto hereby agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court of the jurisdiction to which the Company or such Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is effected upon such party in the manner provided by this Indenture.

         (b) The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Notes against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, 13th Floor, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the agent for service of process for the Company. The Company agrees that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for service of process for the Company, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         (c) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law.

         Section 1.15. Translations of This Indenture.

         The original and controlling version of this Indenture and the other transactional agreements shall be the English language version. All translations of this Indenture or any of the other transactional agreements into other languages shall be for the convenience of the parties only, and shall not control the meaning or application of this Indenture. All notices and other communications required or permitted by this Indenture or any other transactional agreement must be in English or accompanied by an English translation, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof.

         Section 1.16. No Recourse Against Others.

         A director, officer, employee or equityholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. Such waiver will not constitute a waiver of liabilities under the federal securities laws if it is the view of the SEC that such a waiver would be against public policy.

         Section 1.17. Independence of Covenants.

         All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

         Section 1.18. Exhibits.

         All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

         Section 1.19. Counterparts.

         This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 1.20. Duplicate Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO
                                   NOTE FORMS

         Section 2.01. Form and Dating.

         The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A, annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

         The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

                                  ARTICLE THREE
                                    THE NOTES

         Section 3.01. Title and Terms.

         The final Stated Maturity of the Notes shall be May 15, 2008, and the Notes shall bear interest at the rate of 5% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid, as the case may be, until May 15, 2006 and shall bear interest at a rate of 7% per annum from May 15, 2006 or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually thereafter in arrears on May 15 and November 15, in each year, commencing on May 15, 2003, to the Holders of record at the close of business on April 30 and October 31, respectively, immediately preceding such Interest Payment Dates, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

         Section 3.02. Registrar and Paying Agent.

         The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.10 and 10.15 hereof.

         The Company shall enter into an appropriate agency agreement with any Registrar, co-registrar or Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 6.07 hereof.

         The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes. The office of the Registrar and Paying Agent for purposes of this Section 3.02 shall be 101 Barclay Street, New York, New York 10286.

         Section 3.03. Execution and Authentication.

         Subject to Section 2.01, the Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

         The terms and provisions contained in the Note annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

         One Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate Notes upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and whether (subject to this Section 3.03) the Notes are issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request.

         Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Any such appointment to be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent, Registrar or agent for service of notices and demands.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

         Section 3.04. Temporary Notes.

         Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

         If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         Section 3.05. Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 hereof being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

         When Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 10.10 or 10.15 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed except, in the case of any Note where public notice has been given that such
Note is to be redeemed in part, the portion thereof not to be redeemed or 15 days before an Interest Payment Date.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

     Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes.

     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding if (i) the Holder of such Note furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note within a reasonable time after he has notice of such loss, destruction or theft, (ii) an indemnity bond is posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced,
(iii) makes such request to the Company and the Trustee prior to the Note being acquired by a bona fide purchaser and (iv) satisfies any other reasonable requirements of the Trustee including, if requested, an opinion of counsel for the Holder to the effect that the Holder has complied with the requirements of this Section 3.06. The Company may charge such Holder for the Company's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note. In the event such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Company in its discretion may pay such
Note instead of issuing a new Note in replacement thereof.

     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.07. Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Section 3.08. Persons Deemed Owners.

     Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note (and any Additional Amounts thereon) and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 3.09. Cancellation.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation (subject to the record retention requirements of the Exchange Act). No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 3.09 hereof, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of in accordance with the Trustee's procedures for the disposition of cancelled securities in effect as of the date of such disposition and certification of their disposition delivered to the Company unless by a Company Order the Company shall timely direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

     Section 3.10. Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 3.11. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

     Section 3.12. CUSIP and CINS Numbers.

     The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by a defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

     Section 3.13. Paying Agent To Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (and any Additional Amounts thereon), and to notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Any money deposited with any Paying Agent, or then held by the Company in trust for the payment of principal or interest on any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall, subject to the requirements of applicable escheat laws, be paid to the Company at its request, or, if then held by the Company in trust, shall be discharged from such trust; and the Holders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money shall thereupon cease.

     Section 3.14. Treasury Notes.

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so considered. Upon request of the Trustee, the Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

     Section 3.15. Deposits of Monies.

     Prior to 1:00 p.m. New York City time on each Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, as the case may be.

     Section 3.16. Book-Entry Provisions for Global Notes.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Com-pany or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may only be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Sections 3.03 and 3.17 hereof. In addition, Physical Notes shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in either case a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes or
(iii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

         (d) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other corresponding Global Note will, upon transfer, cease to be an interest in such Note and become an interest in the other corresponding Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other corresponding Note for as long as it remains such an interest.

         (e) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

         (f) The registered Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE FOUR
                        DEFEASANCE OR COVENANT DEFEASANCE

         Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance.

         The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 hereof be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

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

         Section 4.02. Defeasance and Discharge.

         Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of
Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes (and any Additional Amounts thereon) when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Sections
4.05 and 6.07 hereof, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 hereof with respect to the Notes.

         Section 4.03. Covenant Defeasance.

         Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.05 through
10.22 hereof and the provisions of clause (c) of Section 8.01 shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iii) or (iv) hereof, but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

         Section 4.04. Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
4.02 or Section 4.03 hereof to the Defeased Notes:

         (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) money in an amount, or
(b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof (and any Additional Amounts thereon) in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire Indebtedness in respect of, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes (and any Additional Amounts thereon) at the Stated Maturity of such principal or installment of principal, premium, if any, or interest (and any Additional Amounts thereon) or (if the Company has made irrevocable arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trus-tee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and the Notes; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (2) No Default with respect to the Outstanding Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section
4.02 hereof is concerned, at any time during the period ending on the ninetieth day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) no Default relating to Section 5.01(viii), (ix) or (x) hereof shall have occurred and be continuing;

          (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninetieth day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of Section
6.08 hereof and for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture;

          (6) In the case of an election under Section 4.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

          (7) In the case of an election under Section 4.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to the Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

          (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 hereof was not made with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (9) The Company shall have delivered to the Trustee an Opinion of Counsel in Mexico to the effect that Holders of the Notes will not recognize income, gain or loss for Mexican tax purposes as a result of such deposit and defeasance and will be subject to Mexican taxes (including withholding taxes) on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04; and

          (11) Such defeasance or covenant defeasance shall not result in a trust arising from such de-posit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under the Act or exempt from registration thereunder.

          Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee.

          Section 4.05. Deposited Money and U.S. Government Obligations To Be
                        Held in Trust; Other Miscellaneous Provisions.

          Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and any Additional Amounts), but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee, its officers, directors, employees and agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors.

          Section 4.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
4.02 or 4.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03 hereof, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE
                              DEFAULTS AND REMEDIES

          Section 5.01. Events of Default.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) default in the payment of interest or Additional Amounts on the Notes when it becomes due and payable and continuance of such default for a period of 30-days or more;

            (ii) default in the payment of the principal of, or premium, if any, on the Notes when due, upon optional redemption, upon required repurchase, upon declaration or otherwise;

            (iii) default in the performance, or breach, of any covenant described under Section 10.10 or Article Eight; or with its repurchase obligations, if any, under Section 10.15;

            (iv) default in the performance, or breach, of any obligation or other agreements in this Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and continuance of such default or breach for a period of 45 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture);

            (v) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such defaulted payment is not made, waived or extended or such acceleration has not been rescinded or annulled, in each case within 30 days of such payment default or such acceleration, as the case may be;

            (vi) the rights granted by the Concession shall for any reason be terminated and (a) such termination could reasonably be expected to have a Material Adverse Effect on the Company's ability to meet its payment obligations under the Notes or its ability to continue as a going concern and (b) such termination shall not have been discharged, waived or stayed for a period of 60 days from such termination;

            (vii) any final judgment or decree by a court or other adjudicatory authority of competent jurisdiction (not subject to appeal) for the payment of money in excess of $10 million (which is not covered by third party insurance as to which the insurer has not disclaimed coverage) is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed;

            (viii) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law;

                   (A) commences a voluntary case or proceeding;

                   (B) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

                   (C) consents to the appointment of a Custodian of it or for substantially all of its prop-erty;

                 (D) makes a general assignment for the benefit of its creditors;

                 (E) files an answer or consent seeking reorganization or relief;

                 (F) shall admit in writing its inability to pay its debts generally; or

                 (G) consents to the filing of a petition in bankruptcy;

            (ix) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

            (x) a Custodian shall be appointed out of court with respect to the Company or any Significant Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Material Restricted Subsidiary.

         Section 5.02. Acceleration of Maturity Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in clause (viii), (ix) or (x) of Section 5.01 hereof with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount of the outstanding Notes shall, declare the Default Amount of all Outstanding Notes to be immediately due and payable by notice to the Company and upon any such declaration and notice such amounts shall become immediately due and payable. If an Event of Default specified in clause (viii), (ix) or (x) above with respect to the Company occurs and is continuing, then the Default Amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         After a declaration of acceleration or any ipso facto acceleration as related to clause (viii), (ix) or (x) of Section 5.01, the holders of a majority in aggregate principal amount of Outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration and its consequences if all existing Events of Default, other than nonpayment of the principal of, and accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.

         Section 5.03. Collection of Indebtedness and Suits for Enforcement by
                       Trustee.

         The Company covenants that if an Event of Default specified in Section 5.01(i), 5.01(ii) or 5.01(iii) (to the extent relating to a payment required by Section 10.10 or Section 10.15) shall have occurred and be continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes (and any Additional Amounts thereon); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          Section 5.04. Trustee May File Proofs of Claims.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes (and any Additional Amounts thereon) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding, is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee as administrative expenses associated with any such proceeding and, in the event that the Trustee shall consent to the making of such payments directly to Holders, any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.05. Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          Section 5.06. Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest (and any Additional Amounts), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: to the Trustee for amounts due under Section 6.07;

          Second: to Holders for interest accrued on the Notes (and any Additional Amounts thereon), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal and premium, if any, amounts owing under the Notes (and any Additional Amounts thereon), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any; and

          Fourth: the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 5.06. At least 15 days before such record date, the Trustee shall, at the Company's expense, mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

          Section 5.07. Limitation on Suits.

          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 5.08. Unconditional Right of Holders To Receive Principal,
                        Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note (and any Additional Amounts thereon) on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 5.09. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 5.10. Rights and Remedies Cumulative.

          Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.11. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 5.12. Control by Majority.

          The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to personal liability; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 5.13. Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a De-fault

          (a) in the payment of the principal of, or interest on any Outstanding Note or

          (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Section 5.14. Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

          Section 5.15. Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX
                                   THE TRUSTEE

          Section 6.01. Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty

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

to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.01 and to the provisions of the TIA.

          Section 6.02. Notice of Defaults.

          Within 45 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note (and any Additional Amounts thereon) or in the case of any Default arising from the occurrence of a Change of Control, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

          Section 6.03. Certain Rights of Trustee.

          Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution thereof;

          (c) the Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

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

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own willful misconduct or negligence;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder;

          (h) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(i) (but excluding defaults in payment of Additional Amounts), 5.01(ii) and
10.01 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge; and

          (i) if the Trustee is acting in the capacity of Registrar and/or Paying Agent, then the rights afforded to the Trustee under this Section 6.03 shall also be afforded to it as Registrar and/or Paying Agent.

          Section 6.04. Trustee Not Responsible for Recitals, Dispositions of
                        Notes or Application of Proceeds Thereof.

          The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          Section 6.05. Trustee and Agents May Hold Notes; Collections; Etc.

          The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

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

          Section 6.06. Money Held in Trust.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

          Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim.

          The Company agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel, accountants and other professionals not regularly in its employ), except any such expense, disbursement or advance as may arise from its gross negligence or bad faith; and (c) to indemnify the Trustee and any of its officers, directors, employees and agents for and to hold it harmless against any loss, liability or expense (including attorneys' fees and expenses incurred in defending themselves) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining knowledge thereof; provided, however, that any failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, gross negligence or bad faith. The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held to pay principal and interest on particular Notes (and any Additional Amounts thereon). Such Lien shall survive the satisfaction and discharge of this Indenture. The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 5.01(viii), Section 5.01(ix) or Section 5.01(x) hereof, the parties hereto and the Holders by their acceptance of the Notes hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

          Section 6.08. Conflicting Interests.

          The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act.

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

          Section 6.09. Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 6.10. Resignation and Removal; Appointment of Successor
Trustee.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 30 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall, after all monies due and owing have been paid to the Trustee, promptly appoint a successor Trustee by written instrument executed by authority of the Board, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 Business Days after the giving of such notice of resignation, the resigning trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor

Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 6.11. Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due to it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

          No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

          Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the successor shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

          Section 6.12. Merger, Conversion, Amalgamation, Consolidation or
                        Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

          In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

                                  ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section 7.01. Preservation of Information; Company To Furnish Trustee
                        Names and Addresses of Holders.

          (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

          (b) The Company will furnish or cause to be furnished to the Trustee:

              (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

              (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

              provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

              Section 7.02. Communications of Holders.

              Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

              Section 7.03. Reports by Trustee.

              Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the SEC and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

              Section 7.04. Reports by Company.

              The Company shall:

              (a) the Company will file with the SEC (unless the SEC will not accept such fling) and provide to

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the Trustee for the benefit of holders of the Notes within 90 days after the end of each fiscal year, (x) audited year-end consolidated financial statements of the Company and its Subsidiaries (including a balance sheet, statement of operations and statement of cash flows) and substantially in the form included in the Prospectus, (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 75 days prior to the date such information is furnished (and any other transaction for which such information is available at such time) for the time periods such financial information would be required in a filing on Form 20-F with the SEC at such time; and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, (x) unaudited quarterly consolidated financial statements (including a balance sheet, statement of operations and statement of cash flows), (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (z) all pro forma and historical financial information in respect of any significant transaction consummated more than 75 days prior to the date such information is furnished (and any other transaction for which such information in available at such time) to the extent not previously provided and for the time periods such financial information would be required by SEC regulations at such time. Financial statements of the Company contained in any such reports will be prepared in accordance with GAAP and each such report referred to in clause (i) above will contain a reconciliation to U.S. generally accepted accounting principles consistently applied and will be prepared in accordance with the applicable rules and regulations of the SEC; and

          (b) file with the Trustee and the SEC in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

          Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review and shall not be deemed to have constructive notice of, information provided pursuant to subsection (b) of this Section 7.04 or information determinable from such information for purposes of determining compliance with any provisions of this Indenture (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                                  ARTICLE EIGHT
                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

          Section 8.01. Company May Consolidate, etc., Only on Certain Terms.

          The Company will not consolidate or merge with or into or convey, lease or transfer all or substantially all of its assets to, any Person in a single transaction or through a series of transactions, unless: (a) the resulting, surviving or transferee person (the "Successor Company") shall be a company organized and existing under the laws of Mexico, the United States or any State thereof or the District of Columbia; (b) the Successor Company (if not the Company) shall expressly assume all of the obligations of the Company under the Notes and this Indenture, and shall execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction on a pro forma basis either (i) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 10.11 or (ii) the Consolidated Leverage Ratio of the surviving entity would be no less than or equal to the Consolidated Leverage Ratio of the Company immediately prior to such transaction; (d) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel each stating that such consolidation, merger or transfer, and such supplemental indenture (if any) complies with this covenant.

          Section 8.02. Successor Substituted.

          Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company therein and thereafter; the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

          Section 8.03. Consent and Approval of Merger or Consolidation.

          For the purposes of Mexican law, the Holders shall be deemed to have expressly consented to and approved of any consolidation with, or merger with or into, or conveyance, transfer or lease by, the Company of all of its assets to any Person permitted by this Article Eight.

                                  ARTICLE NINE
                       SUPPLEMENTAL INDENTURES AND WAIVERS

          Section 9.01. Supplemental Indentures, Agreements and Waivers Without
                        Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Board, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

          (a) to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company in the Notes;

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, herein, in the Notes;

          (c) to cure any ambiguity, to correct or supplement any provision herein, in the Notes which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided, however, that, in each case, such provisions shall not materially adversely affect the legal rights of the Holders;

          (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

          (e) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of this Indenture Obligations;

          (f) to make any other change that does not materially adversely affect the legal rights of any Holder; provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the legal rights of any Holder; or

          (g) to add Guarantors with respect to the Notes.

          Section 9.02. Supplemental Indentures, Agreements and Waivers with
                        Consent of Holders.

          With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the consent of the Holder of each Outstanding Note affected thereby:

          (i) reduce the principal amount of, change the fixed maturity of, or alter the redemption provisions of, the Notes,

          (ii) change the currency in which any Notes or amounts owing thereon is payable,

          (iii) reduce the percentage of principal amount outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes,

          (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

          (v)    waive a default in payment with respect to the Notes,

          (vi) reduce the rate or change the time of payment of interest on the Notes,

          (vii) make any change in Section 10.09 that adversely affects the rights of any Noteholder or amend the terms of the Notes or the Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder, or

          (viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes.

          Upon the written request of the Company accompanied by a copy of a Board Resolution of the Board authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and an Officer's Certificate and an Opinion of Counsel upon which the Trustee shall be fully protected in relying as conclusive evidence that such change, agreement, supplement or waiver is permitted by this Indenture and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 9.03. Execution of Supplemental Indentures, Agreements and
                        Waivers.

          In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

          Section 9.04.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article Nine, this Indenture and/or the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and/or the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.05.  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 9.06.  Reference in Notes to Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

          Section 9.07.  Record Date.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          Section 9.08.  Revocation and Effect of Consents.

          Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                   ARTICLE TEN
                                    COVENANTS

          Section 10.01. Payment of Principal, Premium and Interest.

          The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

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

          Section 10.02. Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          Section 10.03. [Reserved].

          Section 10.04. Corporate Existence.

          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

          Section 10.05. Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a Material Adverse Effect.

          Section 10.06. Maintenance of Properties.

          The Company shall cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

          Section 10.07. Insurance.

          The Company shall at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations in Mexico similarly situated and owning like properties.

          Section 10.08. Books and Records.

          The Company shall keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in material compliance with GAAP.

          Section 10.09. Additional Amounts.

          Any payments made under or with respect to the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of Mexico or of any subdivision thereof or the jurisdiction of incorporation of any successor to the Company (each, a "Successor Jurisdiction") or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company will (i) pay such additional amounts, subject to the exceptions listed below, ("Additional Amounts") as may be necessary, so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted, (ii) deduct or withhold such Taxes and (iii) remit the full amount so deducted or withheld to the relevant taxing or other authority.

          Notwithstanding the foregoing, no such Additional Amounts shall be payable with respect to:

          (a) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of a Note by reason of the existence of any present or former connection between the Holder or beneficial owner of the Note (or between a fiduciary, settlor, beneficiary, member of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust or partnership) and Mexico (or any political subdivision or territory or possession thereof or area subject to its jurisdiction) or any Successor Jurisdiction (including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) (i) being or having been a citizen or resident thereof, (ii) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (iii) being or having been present, or engaged in trade or business therein), except for a connection arising from the mere ownership of, or mere receipt of payment under, such Note or the mere exercise of rights under such Note or the Indenture (personally or through the Trustee);

          (b) any estate, inheritance, gift, sales, stamp, transfer, personal property or similar Tax, assessment or governmental charge;

          (c) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of a Note to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Note to timely comply with any certification, identification, information, documentation, declaration or other reporting requirement if (i) such compliance is required or imposed by a statute, treaty, regulation, ruling or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes, and (ii) at least 60 days prior to (A) the first payment date with respect to which the Company shall apply this clause (c) and (B) in the event of a change in such certification, identification, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Company shall have notified the Trustee in writing, that such Holders or beneficial owners of the Notes will be required to provide such information or documentation;

     (d) any Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Note to timely comply (subject to the conditions set forth below) with a written request by or on behalf of the Company to provide information or other evidence concerning the nationality or registration with the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) of the Holder of such Note that is necessary to determine the appropriate rate of deduction or withholding of Taxes applicable to such Holder; provided that at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (d), the Company shall have notified the Trustee in writing that such Holders of Notes will be required to provide such information, documentation or other evidence.

     (e) to or on behalf of a Holder or beneficial owner of a Note in respect of Taxes that would not have been imposed but for the presentation by such Holder or beneficial owner for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner of such Note would have been entitled to Additional Amounts in respect of such Taxes on presenting such Note for payment on any date during such 30-day period;

     (f) any Taxes that are payable other than by deduction or withholding from payments of principal of, (or premium, if any, on) or interest on, the Notes;

     (g) any tax, duty, assessment or other governmental charge imposed on a Holder that is a partnership or a fiduciary or any person other than the sole beneficial owner of such payment, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly been the holder of such Note; or

     (h) any combination of (a), (b), (c), (d), (e), (f) or (g) above (the Taxes described in clauses (a) through (g) for which no Additional Amounts are payable, are hereinafter referred to as "Excluded Taxes").

     Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clause (c) and (d) above shall not apply if (i) the provision of information, documentation or other evidence described in such clause (c) or (d) would be materially more onerous, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between US and Mexican law (or the law of any applicable Successor Jurisdiction), regulation or administrative practice) than comparable information or other reporting requirements imposed under US tax law (including the United States - Mexico Income Tax Treaty), regulation and administrative practice (such as IRS Forms 1001, W-8 and W-9) and such Holder or beneficial owner shall have so certified to the Company or (ii) Rule 3.25.15 issued by the Ministry of Finance and Public Credit on May 30, 2002 or a substantially similar successor of such rule is in effect, unless (a) the provision of the information, documentation or other evidence described in clause (c) or (d) is expressly required by statute, regulation, ruling or administrative practice in order to apply Rule 3.25.15 (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15 (or such successor of such rule) or (b) in the case of a holder or beneficial owner of a Note that is a pension fund or other tax-exempt organization, payments to such holder or beneficial owner would be subject to Taxes at a rate less than that provided by Rule 3.25.15 if the information, documentation or other evidence required under clause (c)or (d) above were provided. In addition, clause (c) and (d) above shall not be construed to require that a non-Mexican pension or retirement fund or other holder or beneficial owner of a Note register with the Ministry of Finance and Public Credit of Mexico for the purpose of establishing eligibility for an exemption from or reduction of

Taxes.

     The Company will, upon written request, provide the Trustee and the Holders with a duly certified or authenticated copy of an original receipt of the payment of Taxes which the Company has withheld or deducted in respect of any payments made under or with respect to the Notes.

     In the event that Additional Amounts actually paid with respect to any Notes are based on Taxes in excess of the appropriate Taxes applicable to the holder or beneficial owner of such Notes and, as a result thereof, such holder or beneficial owner is entitled to make a claim for a refund of such excess, or credit such excess against any tax imposed by Mexico or any applicable Successor Jurisdiction (or any tax of any political subdivision thereof), then, to the extent it is able to do so without jeopardizing its entitlement to such refund or credit, such holder or beneficial owner shall, by accepting Notes, be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of such excess to the Company. By making such assignment or transfer, the holder or beneficial owner makes no representation or warranty that the Company will be entitled to receive such refund or credit and incurs no other obligation with respect thereto (including executing or delivering any documents and paying any costs or expenses of the Company relating to obtaining such refund or credit). Nothing contained in this paragraph shall interfere with the right of each holder or beneficial owner of Notes to arrange its tax affairs in whatever manner it deems appropriate nor oblige any holder or beneficial owner to claim any refund or credit or to disclose any information relating to its tax affairs or any computation in respect thereof or to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (other than Additional Amounts payable on the basis of the facts and laws existing on the date of the Prospectus), the Company will deliver to the relevant Trustee a certificate signed by a duly authorized officer stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the relevant Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and other duties (including interest and penalties) (i) payable in Mexico (or any political subdivision thereof) in respect of the creation, issue and offering of the Notes, and (ii) payable in Mexico or any Successor Jurisdiction (or any political subdivision thereof) in respect of the subsequent redemption or retirement of the Notes (other than, in the case of any subsequent redemption or retirement, Excluded Taxes).

     Section 10.10. Change of Control.

     Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), each Holder shall have the right to require that the Company make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 90 days following the Change of Control Date, such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to any Change of Control Payment Date. Notice of a Change of Control Offer shall be given to Holders and the Trustee not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date.

     Notice of a Change of Control Offer shall be mailed by the Company (or upon the Company's request, at the Company's expense, shall be mailed by the Trustee), not more than 30 Days after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

     (a) that the Change of Control Offer is being made pursuant to this Section
10.10 and that all Notes tendered into the Change of Control Offer will be accepted for payment;

     (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Payment Date and the date on which the Change of Control Offer expires;

     (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

     (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

     (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

     (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

     (h) the instructions that Holders must follow in order to tender their Notes; and

     (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 7.04(a)) and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date.

     Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged. If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer.

     The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     If the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable U.S. or Mexican securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.10 by virtue thereof.

     Section 10.11. Limitation on Indebtedness.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would be less than or equal to 5.0 to 1.0.

     (b) Notwithstanding the foregoing paragraph (a), the Company or the Restricted Subsidiaries (to the extent specified and so long as each Restricted Subsidiary is in compliance with Section 10.18), may Incur any or all of the following Indebtedness:

         (i) Indebtedness of the Company having an aggregate principal amount not to exceed $75 million at any time outstanding;

         (ii) Indebtedness of the Company and Restricted Subsidiaries Incurred for the purposes of financing the cost (including the cost of design, construction, acquisition, installation, development, improvement, transportation or integration) of telecommunications assets (including acquisitions by way of capital lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair value of the telecommunications assets so acquired).

         (iii) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (i) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (ii) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

         (iv)  the Notes and Indebtedness of the Company under the Nine Year
Note Indenture;

         (v) Indebtedness outstanding on May 17, 1999 (other than Indebtedness described in clause (i), (ii), (iii) or (iv) of this covenant);

         (vi) Indebtedness of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to clause (a);

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         (vii)  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (iv), (v) or (vi) or this clause
(vii); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (vi), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

         (viii) the Incurrence by the Company of Indebtedness not to exceed, at any one time outstanding, 2.0 times the sum of (i) the aggregate Net Cash Proceeds received by the Company from the issuance and sale of, or capital contribution in respect of, its Capital Stock (other than Disqualified Stock and other than an issuance or sale to a Subsidiary of the Company or an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) subsequent to May 17, 1999 (less the amount of such proceeds used to make Restricted Payments as provided in clause (a) (3) (B) or (b) (i) of Section 10.13) and (ii) 80% of the Fair Market Value of property (other than cash or cash equivalents) received by the Company after May 17, 1999 from the issuance of Capital Stock (other than Disqualified Stock and other than an issuance to a Subsidiary of the Company) issued in connection with any acquisition of a company primarily engaged in a telecommunications business; provided, however, that such Indebtedness does not mature prior to the Stated Maturity of the Notes and the Average Life of such Indebtedness is greater than that of the Notes;

         (ix)   Hedging Obligations consisting of (i) Currency Agreements and
(ii) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to the Indenture; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation thereunder;

         (x) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes pursuant to a Change of Control Offer or (B) deposited to defease the Notes pursuant to Article Four;

         (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing such obligations if the Company or its Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or a Restricted Subsidiary in connection with such disposition;

         (xii)  Strategic Subordinated Indebtedness;

         (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, or similar instrument inadvertently (except in the case of daily overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within three business days of Incurrence;

         (xiv) Indebtedness consisting of performance and other similar bonds and reimbursement obligations Incurred by the Company in the ordinary course of business securing the performance of contractual, franchise or license obligations of the Company or a Restricted Subsidiary;

         (xv) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction;

         (xvi) Indebtedness of the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regard-

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ing workers' compensation claims; provided, however, that obligations arising upon the drawing of such letters of credit or the incurrence of such Indebtedness are reimbursed within 30 days following such drawing or incurrence; and

         (xvii) Indebtedness of the Company or a Restricted Subsidiary issued in connection with capital leases, purchase money obligations or similar financing transactions relating to its properties, assets and rights up to $10 million in aggregate principal amount at any one time outstanding.

         (c) For purposes of determining compliance with the foregoing covenant,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of its Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

         (d) Restricted Subsidiaries that are Guarantors of the Notes may guarantee (subject to compliance with Section 10.18) any Indebtedness incurred by the Company in compliance with paragraph (a) or (b) above, and, for purposes of determining any particular amount of Indebtedness incurred under this covenant, such guarantee shall not be deemed to be the incurrence of any Indebtedness.

         Section 10.12. Statement by Officers as to Default.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default under this Indenture has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $1.0 million), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

         Section 10.13. Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 10.11; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since May 17, 1999 would exceed the sum of:

         (A) 50% of the aggregate amount of the Consolidated Net Income (or if Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following May 17, 1999 and ending on the last day of the last fiscal quarter preceding the date of the proposed Restricted Pay-

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

ment for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 7.04(a); plus

         (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) and the aggregate cash received by the Company as a capital contribution from its stockholders, in each case subsequent to May 17, 1999 (other than an (i) issuance or sale to a Subsidiary of the Company, and (ii) to the extent such Net Cash Proceeds or cash received are used to Incur new Indebtedness pursuant to clause (viii) of paragraph (b) of Section 10.11); plus

         (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to May 17, 1999 of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

         (D) to the extent not included in Consolidated Net Income, an amount equal to the net reduction (received by the Company or any Restricted Subsidiary in cash or Temporary Cash Investments) in Investments (other than Permitted Investments) since May 17, 1999 (including reductions resulting from return of equity capital, repayments of the principal of loans or advances or the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or other disposition of Investments), not to exceed, in the case of any Investment, the amount of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries in such Person since May 17, 1999.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                (i) so long as no Default shall have occurred and be continuing, any Restricted Payment made out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) the proceeds of any such substantially concurrent sale of, or capital contribution in respect of, Capital Stock are not used to Incur new Indebtedness pursuant to clause (b)(viii) of Section 10.11, (B) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments made since May 17, 1999 and (C) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                (ii) so long as no Default shall have occurred and be continuing, any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which is permitted to be Incurred pursuant to Section 10.11 and having an Average Life that is equal to or greater than the Average Life of the Subordinated Obligations being purchased, redeemed, defeased or otherwise acquired or retired; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments made since May 17, 1999;

                (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments made since May 17, 1999;

                (iv) so long as no Default shall have occurred and be continuing, the repurchase or other acquisition of shares of, or options to purchase shares of, Capital Stock (other than Disqualified Stock) of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell,

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

shares of such Capital Stock (other than Disqualified Stock); provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1,000,000 in any calendar year and $2,500,000 in the aggregate since May 17, 1999; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

         (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article 8;

         (vi) any Refinancing by the Company or its Restricted Subsidiaries of any Indebtedness otherwise permitted to be so Refinanced by paragraph (b)(vii) under Section 10.11; and

         (vii) so long as no Default shall have occurred and be continuing, Restricted Payments made by the Company or its Restricted Subsidiaries in an amount not to exceed $5 million in the aggregate at any time outstanding.

         In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

         Section 10.14. Limitation on Affiliate Transactions.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof, taken as a whole, (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, are set forth in writing in an officers certificate delivered to the Trustee, (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and who are not employees or officers of, or appointed by, the Affiliate in question and (4) if such Affiliate Transaction involves an amount in excess of $25.0 million, have been determined by a U.S. investment banking firm nationally recognized in the United States or by a nationally recognized expert in the U.S. telecommunications industry with experience in evaluating similar transactions to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

         (b) The provisions of the foregoing paragraph (a) shall not apply to
(i) any Restricted Payment permitted to be paid pursuant to Section 10.13, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment benefit or compensation arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees of the Company who are Affiliates in the ordinary course of business, but in any event not to exceed $250,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) or Strategic Subordinated Indebtedness of the Company,
(viii) any agreement as in effect as of May 17, 1999 or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on May 17, 1999, (ix) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (x) any sale, conveyance or other transfer of accounts receivable, contracts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable or contracts receivable to a Receivables Subsidiary in a Qualified Re-

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

ceivables Transaction; (xi) transactions pursuant to finance agreements or other banking, finance or insurance arrangements with Bancomer S.A. Institucion de Banca Multiple, Grupo Financiero or its Affiliates, if the terms thereof are no less favorable to the Company than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate and (xii) transactions pursuant to any agreement with any Permitted Holder or any Affiliate of a Permitted Holder relating to the provision of telecommunications services or equipment so long as (A) the terms thereof are no less favorable to the Company than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate and (B) if such Affiliate Transaction (other than the determination of settlement rates) involves an amount in excess of $15.0 million, have been approved by a majority of the members of the Board of Directors who are not employees or officers of, or appointed by, the Affiliate in question.

         Section 10.15. Limitation on Sales of Assets and Subsidiary Stock

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents. In the event and to the extent that the Net Available Cash received by the Company and its Restricted Subsidiaries from one or more Asset Dispositions occurring on or after May 17, 1999 in any period of 12 consecutive months exceeds 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet has been filed with the Commission or provided to the Trustee pursuant to Section 7.04(a)), then the Company shall or shall cause the relevant Restricted Subsidiary to:

         (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

         (B) second, to the extent of the balance of such Net Available Cash after application, if any, in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

         (C) third, to the extent of the balance of such Net Available Cash after application, if any, in accordance with clauses (A) and (B) (the "Offer Excess Proceeds"), and subject to paragraph (b) below, to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness designated by the Company) to purchase Notes (and such other Senior Indebtedness) pursuant to and subject to the conditions set forth in paragraph (b) below;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall be entitled, but shall not be required, to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds US$10 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

         For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness (other than Subordinated Obligations) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with

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such Asset Disposition and (y) securities received by the Company or any
Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

         (b) In the event of an Asset Disposition that requires an offer to purchase the Notes (and other Senior Indebtedness) pursuant to clause (a)(C) above, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders issued under this Indenture, that aggregate principal amount of Notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest, if any, to the purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate purchase price for the applicable issue of Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the aggregate purchase price for the Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Offer Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.

         Notice of an Asset Sale Offer shall be mailed by the Company (or upon the Company's request, at the Company's expense, shall be mailed by the Trustee), not more than 20 Business Days after the obligation to make such Asset Sale Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the date fixed for Purchase of Notes validly tendered and not withdrawn, which date shall be not later than the 30th Business Day following the mailing of such Asset Sale Offer (the "Asset Sale Offer Purchase Date"). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

         (i)    that the Asset Sale Offer is being made pursuant to this Section
10.15 and that the Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

         (ii) the purchase price (including the amount of accrued interest, if any) for each Note, the Asset Sale Offer Purchase Date and the date on which the Asset Sale Offer expires;

         (iii) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

         (iv) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

         (v) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

         (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (vii) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

         (viii) the instructions that Holders must follow in order to tender their Notes; and

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     (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 7.04(a)) and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer,
(ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Offer Purchase Date.

     Section 10.16. Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (in the case of Senior Indebtedness) or prior to (in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

     Section 10.17. Limitation on Lines of Business.

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business.

     Section 10.18. Limitation of Guarantees by Restricted Subsidiaries.

     The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than Indebtedness under Hedging Obligations in reliance on clause (ix) of Section 10.11), or to incur any Indebtedness (other than any Indebtedness incurred in compliance with clause (ii) of paragraph (b) of Section 10.11) in an aggregate principal amount equal to or greater than US$1.0 million unless, in any such case (a) such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary, (b) (x) if any such assumption, guarantee, incurrence or other liability of such Restricted Subsidiary is provided in respect of Senior Indebtedness, the Guarantee shall be pari passu with such Senior Indebtedness and (y) if such assumption, guarantee, incurrence or other liability of such Restricted Subsidiary is provided in respect of any other Indebtedness, the Guarantee shall be senior to such Subordinated Obligations, and (c) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this clause shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and provided further that this covenant shall not apply to a Receivables Subsidiary.

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     Section 10.19. Limitation on the Sales or Issuance of Capital Stock of
Restricted Subsidiaries.

     The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries owns any Capital Stock of such Restricted Subsidiary, (iii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares, (iv) in a transaction in which, or in connection with which, the Company or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction, (v) Disqualified Stock of a Restricted Subsidiary Incurred to Refinance Disqualified Stock of such Restricted Subsidiary; provided, however, that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being Refinanced or (vi) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under
Section 10.13 if made on the date of such issuance, sale or other disposition.

     Section 10.20. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on May 17, 1999 and any amendments, modifications, restatements, renewals or supplements thereof so long as the terms thereof are not materially less favorable to the Holders of the Notes than those in effect on May 17, 1999;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in licensing agreements or leases governing leasehold interests to the extent such provisions restrict the transfer of the license, lease or the property leased thereunder;

          (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          (vi) any such encumbrance or restriction consisting of any restriction on the sale or other dis-position of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property;

          (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (viii) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness, or under any documents providing for Capital Lease Obligations, of a Restricted Subsidiary which are not prohibited by
Section 10.16 to the extent such encumbrances or restrictions restrict the assignment or transfer of the property or assets subject to such security agreements or mortgages, or subject to such Capital Lease Obligations;

          (ix) any encumbrance or restriction existing under or by reason of applicable law or regulations;

          (x) any encumbrance or restriction contained in contracts for sales of assets otherwise permitted by the Indenture;

          (xi) any encumbrance or restriction pursuant to purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above in the property so acquired;

          (xii) any encumbrance or restriction contained in any agreement pursuant to which Indebtedness is issued if (A) the encumbrance or restriction either (1) applies only in the event of a payment default or (2) is contained in one or more credit agreements and (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) based on market conditions in effect at the time such encumbrance or restriction is created;

          (xiii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

          (xiv) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements; or

          (xv) any encumbrance or restriction existing by reason of any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary.

       Section 10.21.  Compliance Certificates and Opinions.

       Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

       Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

       (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

       (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

       (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

     Section 11.01. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (1) either (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (ii) Notes for whose payment money has theretofore been irrevocably deposited or caused to be deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such issue of Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest (and any Additional Amounts) to the date of such deposit or maturity date of redemption; and

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided, that such Opinion of Counsel may rely, as to matters of fact, upon an Officers' Certificate.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Sections 4.05 and 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (1)(b) of this Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

     Section 11.02. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Notes (and any Additional Amounts thereon) for whose payment such money has been deposited with the Trustee.

                                 ARTICLE TWELVE
                                   REDEMPTION

     Section 12.01. Notices to the Trustee.

     If the Company elects to redeem Notes pursuant to Section 12.07 or is required to pursuant to Section 12.08, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

     The Company shall notify the Trustee of any redemption at least 30 days before the Redemption Date by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes.

     Section 12.02. Selection of Notes To Be Redeemed.

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 12.03. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

     All notices of redemption shall identify the Notes to be redeemed and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus unpaid interest on the Notes through the Redemption

Date, upon surrender to the Paying Agent of the Notes redeemed;

              (d) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

              (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent; and

              (f) the CUSIP or CINS number, if any, relating to such Notes.

              Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

              Section 12.04. Effect of Notice of Redemption.

              Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

              Section 12.05. Deposit of Redemption Price.

              On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and any accrued interest on (and any Additional Amounts), all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

              If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

              Section 12.06. Notes Redeemed or Purchased in Part.

              Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

              Section 12.07. Optional Redemption.

              (a) The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 101% of the principal Notes being redeemed plus accrued and un-paid intrest to the date of redemption.

              (b) [Reserved].

              (c) If, as a result of any amendment to, or change in, the laws (or any regulation or rulings thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which amendment or change of such laws, regulations or rulings becomes effective on or after the date on which the Notes are originally issued, the Company would be or would become obligated, after taking reasonable measures available to it to avoid such requirement, to pay Additional Amounts in respect of any Note pursuant to the terms and conditions thereof in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at a rate of 4.9 percent ("Excessive Additional Amounts"), then, at the Company's option, the Notes may be redeemed in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice mailed to the Trustee at a cash price equal to the sum of (i) 100% of the principal amount thereof on the date of redemption, (ii) the accrued and unpaid interest, if any, thereon to the date of redemption, and (iii) any Additional Amounts which would otherwise be payable (the "Redemption Price"); provided, however, that (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which, but for such redemption, the Company would be obligated to pay such Excessive Additional Amounts were a payment on the Notes then be due and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect.

              Prior to publication of any notice of redemption pursuant to this paragraph (c), the Company shall deliver to the Trustee (i) a certificate signed by a duly authorized officer of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of the Company to so redeem have occurred and (ii) an opinion of independent Mexican legal counsel or independent public accountants selected by the Company and reasonably acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Excessive Additional Amounts as a result of such change or amendment.

              Section 12.08. Mandatory Redemption.

              (a) If on any May 15 interest payment date beginning on May 15, 2004, the Company's Excess Cash Flow for the most recent fiscal year exceeds $30 million, calculated on the basis of the exchange rate at the end of the fiscal year, then on such interest payment date the Company shall redeem on a pro-rata basis an aggregate principal amount of the outstanding Notes and the 2011 Notes equal to the lesser of (i) 50% of the amount that the Company's Excess Cash Flow exceeds $20 million calculated on the basis of the exchange rate at the end of the fiscal year, and (ii) $20 million at a price equal to 100% of the principal amount of the outstanding Notes being redeemed plus accrued interest to the redemption date.

              (b) Thirty days prior to each May 15 interest payment date beginning on May 15, 2004 on which the Company is obligated to redeem Notes pursuant to Section 12.08(a) hereof, the Company shall deliver a certificate of its chief financial officer setting forth the principal amount of the Notes to be redeemed, if any, and providing calculations of the Company's Excess Cash Flow in reasonable detail. No Note of $1,000 or less in principal amount at maturity will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the holder upon cancellation of the original Note.

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                       ALESTRA, S de. R.L. de C.V.


                                       By: _____________________________________
                                           Name:
                                           Title:


                                       THE BANK OF NEW YORK,
                                           as Trustee

                                       By: _____________________________________
                                           Name:
                                           Title:

                                      A-1-1

                                                                       EXHIBIT A

                           Alestra, S. de R.L. de C.V.

                             ----------------------

                          SENIOR STEP-UP NOTES DUE 2008

CUSIP No. __________
No. ___________                                                                $

              Alestra, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of the United Mexican States (herein called the "Company," which term includes any successor corporation under this Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of
            Dollars on May 15 ,2008, at the office or agency of the Company referred to below, and to pay interest thereon semi-annually in arrears on May 15 and November 15 (each an "Interest Payment Date"), of each year, commencing on May 15, 2003, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 5% per annum until May 15, 2006 and at a rate of 7% per year thereafter, until the principal thereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

              The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on April 30 and October 31 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

              Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                                     A-1-1

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]

                                     A-1-2

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

  Dated:                                      ALESTRA, S. DE R.L. DE C.V.


                                              By: ______________________________
                                                  Name:
                                                  Title:


                                              By: ______________________________
                                                  Name:
                                                  Title:


         TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Step-Up Notes due 2008, referred to in the within-mentioned Indenture.

Dated:                                        THE BANK OF NEW YORK, as Trustee


                                              By: ______________________________
                                                  Authorized Signatory

                                     A-1-3

         1.   Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its Senior Step-Up Notes due 2008 (herein called the "Notes"). The Notes are issued under an indenture (herein called the
"Indenture") dated as of       , 2003 by and between the Company and The Bank of
New York, as trustee (herein called the "Trustee," which term includes any successor Trustee under this Indenture) and as Paying Agent and Registrar (in each capacity, the "Paying Agent" and "Registrar"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Paying Agent, the Registrar and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

         No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         2. Redemption. (a) The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 101% of the principal Notes being redeemed plus accrued and unpaid interest to the date of redemption.

         (b) [Reserved]

         (c) If, as a result of any amendment to, or change in, the laws (or any regulation or rulings thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which amendment or change of such laws, regulations or rulings becomes effective on or after the date on which the Notes are originally issued, the Company would be or would become obligated, after taking reasonable measures available to it to avoid such requirement, to pay Additional Amounts in respect of any Note pursuant to the terms and conditions thereof in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at a rate of 4.9 percent ("Excessive Additional Amounts"), then, at the Company's option, the Notes may be redeemed in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice mailed to the Trustee at a cash price equal to the sum of (i) 100% of the principal amount thereof on the date of redemption, (ii) the accrued and unpaid interest, if any, thereon to the date of redemption, and (iii) any Additional Amounts which would otherwise be payable (the "Redemption Price"); provided, however, that (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which, but for such redemption, the Company would be obligated to pay such Excessive Additional Amounts were a payment on the Notes then be

                                     A-1-4
due and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect.

         (d) If on any May 15 interest payment date beginning on May 15, 2004, the Company's Excess Cash Flow for the most recent fiscal year exceeds $30 million, calculated on the basis of the exchange rate at the end of the fiscal year, then on such interest payment date the Company shall redeem on a pro-rata basis an aggregate principal amount of the outstanding Notes and the 2011 Notes equal to the lesser of (i) 50% of the amount that the Company's Excess Cash Flow exceeds $20 million calculated on the basis of the exchange rate at the end of the fiscal year, and (ii) $20 million at a price equal to 100% of the principal amount of the outstanding Notes being redeemed plus accrued interest to the redemption date.

         (e) Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

         3. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

         4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the utstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

         5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

         6. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         7. No Recourse Against Others. No director, officer, employee, or equity holder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability (such waiver will not constitute a waiver of liabilities under the Federal securities laws, however, if it is the view of the SEC that such a waiver would be against public policy).

         8. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and

                                     A-1-5
subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         9. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         10. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to: Alestra,
S. de R.L. de C.V., Ave. Lazaro Cardenas No. 2321, 9th floor, Col. Residencial San Agustin, San Pedro Garza Garcia N.L. 66260, Mexico, Attention: Patricio de la Garza Cadena.

                                     A-1-6

                                 ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:        ______________  Your signature:       _____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

                                                   By: _________________________
                                                        NOTICE: To be executed
                                                        by an executive officer


Signature Guarantee:____________________

                                     A-1-7

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of this Indenture, check the appropriate box:

         Section 10.10 [_]            Section 10.15 [_]

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of this Indenture, state the amount:

         $_____________

Date:    ______________  Your signature:          ______________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)

                                                  By: __________________________
                                                        NOTICE: To be executed
                                                        by an executive officer


Signature Guarantee:____________________

                                      A-1-8

                                                                       EXHIBIT B

                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

         Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      D-1